UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 9, 2004

Date of Report (Date of earliest event reported)

Weida Communications, Inc.

(Exact name of registrant as specified in its charter)

New Jersey

(State or other jurisdiction of incorporation)

1-10366	22-2582847
(Commission file number)	(IRS employer identification number)

515 East Las Olas Boulevard, Suite 1350
Fort Lauderdale, FL 33301

(Address of principal executive offices)

(954) 527-7750

(Registrant’s telephone number, including area code)

Laser Recording Systems, Inc.

(Former name of registrant)

1395 New York Avenue

Huntington Station, NY 11746

(Former address of registrant)

This Form 8-K/A amends the Form 8-K filed on June 18, 2004 by Weida Communications, Inc., a New Jersey corporation (“Registrant”) formerly reporting as Laser Recording Systems, Inc. (“Laser”).  The purpose of this amendment to Form 8-K is to provide historical audited and unaudited financial statements of SCL Ventures, Ltd., a British Virgin Islands corporation (“SCL”) and Guangzhou Weida Communications Co., Ltd (a/k/a Weida Communications Technology Company Limited, a People’s Republic of China corporation (“Weida PRC”), and the unaudited pro forma financial information with respect to the share exchange consummated on June 11, 2004, each as required by Item 7 of Form 8-K.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial statements of business acquired.

SCL’s audited financial statements as at December 31, 2003 and for the period from May 16, 2003 (date of inception) to December 31, 2003 were filed as part of the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on May 14, 2004, and are incorporated by reference herein.

SCL’s unaudited financial statements as at March 31, 2004 and for the three months ended March 31, 2004:

SCL VENTURES, LTD.
CONDENSED BALANCE SHEET
MARCH 31, 2004

	(Unaudited)
ASSETS

CURRENT ASSETS:
Interest receivable	US$	51,053

Total current assets	51,053

OTHER ASSETS:
Note receivable—related party (see Note 5)	2,200,000
Deferred acquisition costs	5,385,113

Total other assets	7,585,113

PROPERTY, PLANT AND EQUIPMENT	393,950

Total assets	US$	8,030,116

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	US$	783,252
Accounts payable—related party	1,646,387
Total current liabilities	2,429,639

COMMITMENTS AND CONTINGENCIES (see Note 8)

SHAREHOLDERS’ EQUITY:
Common stock, $0.01 par value, 100,000,000 shares authorized, 69,252,969 issued and outstanding at March 31, 2004	692,530
Additional paid—in capital	6,720,226
Accumulated deficit	(1,812,279)

Total shareholders’ equity	5,600,477

Total liabilities and shareholders’ equity	US$	8,030,116

See notes to condensed financial statements

SCL VENTURES, LTD.
CONDENSED STATEMENT OF OPERATIONS
FOR THE PERIOD FROM JANUARY 1, 2004 TO MARCH 31, 2004

	(Unaudited)
OPERATING EXPENSES:
Selling, general, and administrative expenses	US$	(682,630)

Total operating expenses	(682,630)

INTEREST INCOME	19,145

NET LOSS	US$	(663,485)

See notes to condensed financial statements

SCL VENTURES, LTD.

STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM JANUARY 1, 2004 TO MARCH 31, 2004

OPERATING ACTIVITIES:
Net loss	US$	(663,485)
Adjustments to reconcile net loss to net cash provided by operating activities:
Changes in assets and liabilities—net of acquisitions —
Increase in interest receivable	(19,145)
Increase in accounts payable and accrued expenses	893,652

Cash provided by operating activities	211,022

INVESTING ACTIVITIES:
Decrease in deposit in escrow	58,346
Increase in deferred acquisition costs	(745,401)
Purchase of property and equipment	(393,950)

Cash used in investing activities	(1,081,005)

FINANCING ACTIVITIES:
Sale of restricted common shares	869,983

Cash provided by financing activities	869,983

NET CHANGE IN CASH AND CASH EQUIVALENTS	—

CASH AND CASH EQUIVALENTS—Beginning of period	—

CASH AND CASH EQUIVALENTS—End of period	US$	—

See notes to financial statements.

SCL VENTURES, LTD.

NOTES TO CONDENSED FINANCIAL STATEMENTS

AS OF MARCH 31, 2004 AND FOR THE PERIOD FROM JANUARY 1, 2004 TO MARCH  31, 2004

1.                                      Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. They do not include all information and notes required by generally accepted accounting principles for complete financial statements.  However, except as disclosed herein, there has been no material change in the information disclosed in the notes to the financial statements included in the Annual Report of SCL Ventures, Ltd. (“SCL”), for the period ended December 31, 2003.  In the opinion of Management, all adjustments (consisting of normal recurring accruals only) considered necessary for a fair presentation have been included. Operating results for the three-month period ended March 31, 2004 are not necessarily indicative of the results that may be expected for the full fiscal year.

2.                                      Organization and Nature of the Business

SCL, a British Virgin Islands corporation, was established on May 16, 2003 to acquire an interest in telecommunications and related service entities in Asia.

SCL entered into an agreement (the “Agreement”) with Guangzhou Weida Communications Technology Co., Ltd. (“Weida PRC”) on April 29, 2003.  The Agreement provides for, among others, the following:

a.                                       Conversion of Weida PRC into a Sino-Foreign Equity Joint Venture (the “EJV”).

b.                                      Participation by SCL of 51% interest in the EJV through (a) a direct acquisition of a 25% ownership interest and (b) an acquisition of a 26% profit-sharing interest via 100% ownership interest in a Hong Kong entity (“HK Company”).  The HK Company will be established by the existing shareholders of Weida PRC (“Existing Shareholders”), which, in turn, will establish a wholly-owned foreign entity (“WOFE”) to hold a direct 26% profit-sharing interest in the EJV.

The total consideration for the purchase of the 25% ownership interest and 26% profit-sharing interest in the EJV shall consist of the following:  (a) cash capital contribution of US$805,153 to the EJV which was placed in an escrow account and will be disbursed upon execution of the Exchange Agreement (as defined in Note 4); (b) cash payment of US$15 million to the Existing Shareholders; (c) transfer to the Existing Shareholders of common shares of SCL valued at US$110 million; and (d) provision or an arrangement to provide working capital for the EJV and WOFE up to an aggregate amount of US$159.2 million.

Further, the Agreement provides for a number of condition precedents required of SCL and the execution of necessary documents and agreements by certain parties.  In addition, the consummation of the Agreement is subject to the People’s Republic of China licensing and approval process, which may necessitate modification of the above mentioned transaction. As of August 6, 2004, Weida PRC has not yet been converted into an EJV and WOFE has not yet been established, and the considerations stipulated in the preceding paragraph have not been paid, provided, or transferred unless indicated.

The operations of SCL through March 31, 2004 have been limited to activities to complete the transaction with regard to Weida PRC noted above. The deferred acquisition costs shown on the balance sheet are costs related to this transaction.  SCL maintains no cash balance, as the operations of SCL are funded by a shareholder.  To date, operations of SCL have been funded by the shareholder, and the shareholder will continue to fund operations until mezzanine funding is received (see Note 7).

3.                                      Summary of Significant Accounting Policies

Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (hereinafter referred to as “generally accepted accounting principles”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Taxes—SCL is located in a jurisdiction that does not impose income taxes.  As such, no provision for taxes has been provided.

4.                                      Exchange Agreement

The SCL has entered into an exchange agreement (the “Exchange Agreement”) with the Registrant (formerly reporting as Laser Recording Systems, Inc. (“Laser”)) whereby, at closing, each share of SCL’s common stock will be exchanged for one share of the Registrant’s common stock.  Thereafter, SCL will survive as a wholly owned subsidiary of the Registrant.  The Exchange Agreement is subject to certain conditions, representations, and covenants.  The Exchange Agreement may be terminated at any time before the effective date.  Pursuant to the Exchange Agreement, the Registrant issued an aggregate of 69,809,480 shares of the Registrant’s common stock to the SCL shareholders and warrants to acquire 2.37 million shares of the Registrant’s common stock to SCL warrant holders (the “Share Exchange”).  Upon the consummation of the Share Exchange on June 11, 2004, SCL became a wholly-owned subsidiary of the Registrant.

5.                                      Note Receivable with Related Party

On August 1, 2003, SCL signed a promissory note receivable with Glendora, Ltd. (“Glendora”), a British Virgin Islands corporation, in the amount of US$2.2 million.  Glendora is a sister company to SCL and the chief executive officer of SCL is the chief executive officer of Glendora.  Borrowings under the note receivable bear interest at the London Interbank Offered Rate plus 200 basis points (effective rate of 3.47% at March

31, 2004), with interest and principal due five years from the date of the note.  Glendora has granted a general security interest in and to all of its tangible and intangible property and assets of any kind as collateral for the note receivable.  The carrying amount of this note receivable approximates its fair value.

Additionally, SCL and Glendora signed an assignment agreement whereby SCL has granted Glendora the rights to enter into a transaction with Guangzhou Suntek New Tech R&D Co., Ltd. (“Suntek”) which was previously held by SCL.  Management of SCL has not assigned any value to the assignment agreement as the assignment agreement assigns the right to pursue a purchase agreement with Suntek and not a negotiated purchase agreement and, therefore, does not have any measurable value.

6.                                      Shareholders’ Equity

In the first quarter of the 2004 fiscal year, SCL issued 289,994 shares of restricted common stock, par value $0.01 per share.  The subscription agreements set the purchase price of US$3 per share.  Such shares have been paid for prior to March 31, 2004.

As noted in Note 2 to the financial statements, SCL has pledged to issue common shares to the existing shareholders of Weida PRC, valued at US$110 million.  In the event the transaction is executed and depending on the valuation of SCL’s common shares in the Exchange, SCL may need to take measures to authorize the appropriate number of shares to cover the shares to be issued in the Weida PRC transaction.

7.                                      Relationship with Certain Investors and Other Related Parties

Broadmoor Asset Management Group (“Broadmoor”) has funded the operations of SCL to date.  The principal of Broadmoor is a significant shareholder and the funding shareholder.  Broadmoor is not paid a fee for the services provided but has been issued shares in the organization of SCL.  The funding shareholder has committed to fund SCL until mezzanine funding is received.  The capital contributed by Broadmoor has been considered as capital contribution in the financial statements.

8.                                      Commitments and Contingencies

(i)      In May 2004 an employee of SCL asserted claims for unpaid salary in the amount of US$0.5 million and 3.3 million shares of SCL’s common stock based on an asserted employment agreement between him and the SCL, and has indicated through his counsel that if terminated he will also assert a claim for severance in the additional amount of US$0.75 million.  SCL’s management believes SCL has meritorious defenses to the claims, including that the employee in question did not perform the services contemplated by the alleged agreement.  A portion of the employee’s alleged unpaid salary had been and continues to be included in SCL’s financial statements as account payable, and the 3.3 million shares of common stock claimed will be included in the share exchange with the Registrant (see Note 4).

SCL filed a complaint in June 2004 against the employee for breach of contract and declaratory relief.  There can be no assurance as to the outcome of any possible litigation or arbitration proceedings. Any adverse decision in such proceedings could adversely affect the financial condition of SCL following the Share Exchange.

(ii)      SCL is also subject to various legal proceedings and claims that arise in the ordinary course of business.  In the opinion of management, the amount of any ultimate liability with respect to these actions will not materially affect SCL’s financial position, liquidity, or results of operations.

9.                                      Subsequent Event

On June 11, 2004, the Registrant closed the acquisition of 100% of the outstanding capital stock of SCL pursuant to the Exchange Agreement (see Note 4) and SCL became a wholly-owned subsidiary of the Registrant.

Concurrently with the closing of the Share Exchange, the Registrant changed its name from Laser Recording Systems, Inc. to Weida Communications, Inc and its fiscal year end from January 31 to June 30.

Weida PRC’s audited financial statements as at December 31, 2001, 2002 and 2003 and for the period from April 2, 2001 to December 31, 2001 and the two years ended December 31, 2003 were filed as part of the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on May 14, 2004, and are incorporated by reference herein.

Weida PRC’s unaudited financial statements as at March 31, 2004 and for the three months ended March 31, 2004:

GUANGZHOU WEIDA COMMUNICATIONS TECHNOLOGY CO., LTD

CONDENSED CONSOLIDATED BALANCE SHEET

MARCH 31, 2004

	31.3.2004	31.3.2004
	USD	RMB
	(Unaudited)	(Unaudited)
ASSETS
Current Assets
Cash & cash equivalents	21,188	175,584
Accounts receivable	9,279	76,900
Inventories	802,028	6,646,484
Advances to suppliers	1,664,985	13,797,900
Prepaid expenses	223,035	1,848,317

Total current assets	2,720,516	22,545,185

Property, plant & equipment	1,703,328	14,115,651

TOTAL ASSETS	4,423,844	36,660,836

Current Liabilities
Bank loans	4,826,779	40,000,000
Accounts payable	587,813	4,871,266
Accruals and other payables	150,765	1,249,406
Amounts due to shareholders	140,485	1,164,215
Amounts due to other related parties	335,288	2,778,569

Total current liabilities	6,041,131	50,063,456

Capital deficiency
Paid-in Capital	2,437,523	20,200,000
Accumulated deficits	(4,054,810)	(33,602,620)

Total capital deficiency	(1,617,287)	(13,402,620)

TOTAL LIABILITIES AND CAPITAL DEFICIENCY	4,423,844	36,660,836

See notes to condensed consolidated financial statements

GUANGZHOU WEIDA COMMUNICATIONS TECHNOLOGY CO., LTD

CONDENSED CONSOLIDATED INCOME STATEMENT

FOR THE PERIOD FROM JANUARY 1, 2004 TO MARCH 31, 2004

	1.1.2004 to	1.1.2004 to
	31.3.2004	31.3.2004
	USD	RMB
	(Unaudited)	(Unaudited)
Revenue
Sales of VSAT equipment	25,681	212,820
Transponder utilization revenue	7,310	60,580

Total revenue	32,991	273,400
Cost of Sales	341,631	2,831,132

	(308,640)	(2,557,732)
Selling, general and administrative expenses	181,338	1,502,769

Loss from operations	(489,979)	(4,060,501)
Interest Expense	(68,027)	(563,745)
Interest Income	100	832

Net loss	(557,905)	(4,623,414)

See notes to condensed consolidated financial statements

GUANGZHOU WEIDA COMMUNICATIONS TECHNOLOGY CO., LTD

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

	1.1.2004 to	1.1.2004 to
	31.3.2004	31.3.2004
	USD	RMB
	(Unaudited)	(Unaudited)
Net loss	(557,905)	(4,623,414)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	25,021	207,349
Changes in operating assets and liabilities:
Accounts receivable	10,343	85,720
Inventories	17,770	147,260
Prepaid expenses	3,298	27,328
Accounts payable	353,194	2,926,951
Accrued expenses and other payables	21,857	181,133

Net cash used in operating activities	(126,422)	(1,047,673)

Cash flows from financing activities:
Changes in amounts due to shareholders	(2,131)	(17,664)
Changes in amounts due to other related parties	84,296	698,569

Net cash provided by financing activities	82,165	680,905

Net decrease in cash and cash equivalents	(44,257)	(366,768)
Cash and cash equivalents at beginning of the period	65,445	542,352

Cash and cash equivalents at end of the period	21,188	175,584

Supplemental disclosure of cash flows information:
Interest paid	68,027	563,745

See notes to condensed consolidated financial statements.

1.                                      Basis of presentation

The condensed consolidated financial statements of Guangzhou Weida Communications Technology Co., Ltd and its subsidiary (“Weida PRC”) as of and for the three months ended March 31, 2004 were unaudited and have been prepared in accordance with accounting principles generally accepted in the United States of America and on a basis consistent with audited condensed consolidated financial statements of Weida PRC as of and for the year ended December 31, 2003.  In the opinion of management, these unaudited consolidated financial statements contain all adjustments (including normal recurring accruals only) necessary to present fairly the financial position and results of operations for the period reported.  Operating results for the three-month period ended March 31, 2004 are not necessarily indicative of the results that may be expected for the full fiscal year.

Weida PRC, its existing shareholders (“Existing Shareholders”) and SCL Ventures Ltd. (“SCL”, a company incorporated in the British Virgin Islands) entered into an Agreement (“Agreement”) on April 29, 2003.  Under the Agreement:

a.                                       Weida PRC is converted into a Sino-Foreign Equity Joint Venture (“EJV”);

b.                                      SCL obtains a 51% participation in the EJV through: (i) a 25% ownership interest; and (ii) a 26% profit sharing interest via a 100% ownership interest in a Hong Kong entity (the “HK Company”). The HK Company will be established by Existing Shareholders; which, in turn, will establish a wholly-owned foreign entity (“WOFE”) to hold a direct 26% profit sharing interest in the EJV.

The total consideration from SCL for the 25% ownership interest and 26% profit sharing interest in the EJV shall consist of the following: (i) cash capital contribution of USD805,153 to the EJV; (ii) cash payment to Existing Shareholders of USD 15,000,000; (iii) transfer to Existing Shareholders of SCL common shares valued at USD 110,000,000; and (iv) SCL using its best efforts to provide or arrange for working capital to the EVJ and WOFE up to an aggregate amount of USD 159,194,847.

Further, the Agreement provides for, among others, a number of condition precedents required of SCL and the execution of necessary documents and agreements by certain parties.  In addition, the consummation of the Agreement is subject to the PRC licensing and approval process, which may necessitate modification of the abovementioned transaction.  Weida PRC has not yet been converted into an EJV and WOFE has not yet been established, and the considerations stipulated in the preceding paragraph have not yet been paid/provided/transferred.

The consolidated condensed financial statements of Weida PRC have been prepared assuming that Weida PRC will continue as a going concern.  Weida PRC had net losses and net operating cash outflows since inception and as of March 31, 2004, had negative working capital and a capital deficiency.  These factors, among others, raise substantial doubts about its ability to continue as a going concern.  As discussed above, pursuant to the terms of the Agreement, additional funding from SCL is expected.  Provided that the new funding and working capital will be available to Weida PRC upon completion of the agreement, management believes that Weida PRC will be able to continue as a going concern.  The consolidated financial statements do not include any adjustments that might result from the outcome of uncertainty.

2.                                      Translation into United States Dollars

The condensed consolidated financial statements of Weida PRC are stated in Renminbi (“RMB”).  The translation of RMB amounts at and for the period ended March 31, 2004 into United States dollars (“USD”) are included solely for the convenience of readers and have been made at the rate of RMB 8.2871 to USD 1 at March 31, 2004.  Such translation should not be construed as representations that RMB amounts could be converted into USD at that rate or any other rate.

3.                                      Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

(b)  Pro Forma Financial Information.

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma combined financial statements give pro forma effect to the share exchange between the Registrant and SCL, and the pending acquisition of Weida PRC by SCL, by using the purchase method of accounting and the assumptions set forth in the accompanying notes to the pro forma combining financial statements.  SCL will have a 25% direct investment in Weida PRC, an additional 26% profit and loss participation agreement and will have the right to appoint a majority of the board of directors of Weida PRC and the right to appoint the general manager and chief financial officer of Weida PRC, both of which rights it intends to exercise.  SCL will therefore have operational and financial control of Weida PRC.  This presentation assumes that the purchase price has been allocated based on preliminary estimates of the fair market value of Weida PRC’s assets and liabilities.  The pro forma assumptions are subject to change pending a final analysis of the fair values of the assets acquired and liabilities assumed by SCL. The impact of these changes could be material.

The unaudited pro forma combined balance sheet as of April 30, 2004 is presented to give effect to the proposed share exchange as if it occurred on April 30, 2004 and, due to different fiscal period ending dates, combines the historical balance sheet for the Registrant at April 30, 2004 and the historical balance sheets of SCL after giving effect to the acquisition of Weida PRC as if it had occurred on March 31, 2004.  The unaudited pro forma statement of operations for the three-month period ended April 30, 2004 is presented as if the share exchange between the Registrant and SCL and the acquisition of Weida PRC had taken place on February 1, 2003 and, due to different fiscal period ends, combines (i) the historical results of the Registrant for three-month period ended April 30, 2004, (ii) the historical results of SCL for the three-month period ended March 31, 2004 and (iii) the historical results of Weida PRC for the three-month period ended March 31, 2004.  The unaudited pro forma statement of operations for the year ended January 31, 2004 is presented as if the share exchange between the Registrant and SCL and the acquisition of Weida PRC had taken place on February 1, 2003 and, due to different fiscal period ends, combines (i) the historical results of the Registrant for the year ended January 31, 2004, (ii) the historical results of SCL for the period from May 16, 2003 (date of inception) to December 31, 2003 and (iii) the historical results of Weida PRC for the year ended December 31, 2003.

The unaudited pro forma combined financial statements are based on estimates and assumptions.  These estimates and assumptions are preliminary and have been made solely for purposes of developing this pro forma combined financial statement.  Unaudited pro forma combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results that would have been achieved if the share exchange between the Registrant and SCL and the acquisition of Weida PRC had been consummated as of the beginning of the period indicated, nor are they necessarily indicative of future results of operations.  The pro forma combined financial statements do not give effect to any cost savings or restructuring and integration costs that may result from the integration of the Registrant’s, SCL’s and Weida PRC’s businesses. Costs related to restructuring and integration have not yet been determined.

Laser Recording Systems Inc

Pro Forma Combined Statement of Operations

For the twelve months ended January 31, 2004

	SCL *	Weida	Pro Forma SCL/Weida Adj.	Pro Forma Combined SCL	Laser	Pro Forma Laser Adj.	Pro Forma Combined total
	US$	US$		US$	US$		US$
Revenues:
Sales of equipment	—	121,774	—	121,774	—	—	121,774
Transponder utilization revenue	—	36,360	—	36,360	—	—	36,360
Total revenue	—	158,134	—	158,134	—	—	158,134

Cost of revenue	—	1,308,903	—	1,308,903	—	—	1,308,903
	—	(1,150,769)		(1,150,769)	—	—	(1,150,769)
Selling, general and administrative expenses	1,180,702	777,653	—	1,958,355	6,911	—	1,965,266

Loss from operations	(1,180,702)	(1,928,422)		(3,109,124)	(6,911)		(3,116,035)
Interest expense	—	(222,713)	—	(222,713)	—	—	(222,713)
Interest income	31,908	6,981	—	38,889	—	—	38,889

Net loss	(1,148,794)	(2,144,154)		(3,292,948)	(6,911)		(3,299,859)

* SCL commenced operations on May 16th 2003.

Laser Recording Systems, Inc

Pro Forma Combined Balance Sheet

As at April 30, 2004

	SCL BVI	Weida	Pro Forma SCL BVI/Weida Adjustments		Pro Forma Combined SCL BVI	Laser	Pro Forma Laser Adj		Pro Forma Combined Total
	US$	US$			US$	US$			US$
Assets
Current assets:
Cash in bank	—	21,188	—		21,188	207	—		21,395
Accounts receivable	51,053	9,279	—		60,332	—	—		60,332
Inventories	—	802,028	—		802,028	—	—		802,028
Advances to suppliers	—	1,664,985	—		1,664,985	—	—		1,664,985
Prepaid expenses and deposits	—	223,036	—		223,036	—	—		223,036
Total current assets	51,053	2,720,516			2,771,569	207			2,771,776

Property, plant and equipment, net	393,950	1,703,328	—		2,097,278	—	—		2,097,278
Note receivable	2,200,000	—	—		2,200,000	—	—		2,200,000
Goodwill			23,599,305	(a)(i)-(vi)	23,599,305	—	—		23,599,305
Deferred acquisition costs	5,385,113	—	(5,385,113	)(a)(v)	—	—	—		—

Total Assets	8,030,116	4,423,844			30,668,152	207			30,668,359

Liabilities and stockholders’ equity
Current liabilities:
Bank loans	—	4,826,779	—		4,826,779	—	—		4,826,779
Accounts payable	783,253	587,813	—		1,371,066	—	—		1,371,066
Accrued expenses and other payables	—	150,765	15,805,153	(a)(i)(ii)	15,955,918	—	—		15,955,918
Amounts due to shareholders	—	140,485	—		140,485	—	—		140,485
Amounts due to other related parties	1,646,386	335,289	—		1,981,675	—	—		1,981,675

Total current liabilities	2,429,639	6,041,131			24,275,923	—			24,275,923

Non-current liabilities
Loans payable - stockholder	—	—	—		—	44,000	—		44,000

Total Liabilities	2,429,639	6,041,131			24,275,923	44,000			24,319,923

Minority interests	—	—	(1,212,966	)(a)(vi)		—	—		—
			1,212,966	(a)(vi)
Stockholders’ equity
Capital stocks and paid in capital	7,412,756	2,437,523	(2,437,523	)(a)(iv)	8,204,508	7,410,310	(7,454,103	)(b)	8,160,715
			2,004,718	(a)(iii)
			(1,212,966	)(a)(vi)
Deficit	(1,812,279)	(4,054,810)	4,054,810	(a)(iv)	(1,812,279)	(7,454,103)	7,454,103	(b)	(1,812,279)

Total stockholders’ equity	5,600,477	(1,617,287)			6,392,229	(43,793)			6,348,436

Total liabilities and stockholders’ equity	8,030,116	4,423,844			30,668,152	207			30,668,359

Laser Recording Systems Inc

Pro Forma Combined Statement of Operations

For the three months ended

April 30, 2004

	SCL BVI	Weida	Pro Forma SCL BVI/Weida Adj.	Pro Forma Combined SCL BVI	Laser	Pro Forma Laser Adj.	Pro Forma Combined total
	US$	US$		US$	US$		US$
Revenues:
Sales of equipment	—	25,681	—	25,681	—	—	25,681
Transponder utilization revenue	—	7,310	—	7,310	—	—	7,310
Total revenue	—	32,991	—	32,991	—	—	32,991

Cost of revenue	—	341,631	—	341,631	—	—	341,631
	—	(308,640)		(308,640)	—		(308,640)
Selling, general and administrative expenses	682,630	181,339	—	863,969	7,947	—	871,916

Loss from operations	(682,630)	(489,979)		(1,172,609)	(7,947)		(1,180,556)
Interest expense	—	(68,026)	—	(68,026)	—	—	(68,026)
Interest income	19,145	100	—	19,245	—	—	19,245

Net loss	(663,485)	(557,905)		(1,221,390)	(7,947)		(1,229,337)

NOTES TO PRO FORMA FINANCIAL INFORMATION

1.                                       Basis of Pro Forma Presentation

On May 20, 2003, the Registrant and SCL entered into a share exchange agreement which resulted in the acquisition by the Registrant of all of the outstanding shares of SCL.  The share exchange was consummated on June 11, 2004.  For accounting purposes, the share exchange has been treated as an acquisition of the Registrant by SCL. In addition, the acquisition of Weida PRC by SCL has been accounted for using the purchase method of accounting.

The financial statements of Weida PRC are stated in RMB. The translations of assets and liabilities as at December 31, 2003 from RMB into USD in the pro forma combined balance sheet have been made at the rate of RMB 8.2874 to USD 1 while the translations of assets and liabilities as at March 31, 2004 from RMB into USD in the pro forma combined balance sheet have been made at the rate of RMB8.2871.  The translations of income and expenses from RMB into USD in the pro forma combined statement of operations for the year ended January 31, 2004 have been made at the rate of RMB8.2874 to USD 1 and RMB 8.2871 to USD 1 for the three-month period ended April 30, 2004.  Such translations should not be construed as representations that RMB amounts could be converted into USD at that rate or any other rate during such period or at any other time.

The value of the Registrant’s shares issued to Weida PRC was based upon the market capitalization of the Registrant, using an average closing price of the Registrant’s common stock two days prior to and two days after May 20, 2003, the date the proposed share exchange was announced. The value used of $0.1230 per share is the market value of $1.09 per share adjusted for all shares issued in connection with the transactions.

2.                                       Pro Forma Adjustments

(a)                                  Adjustments reflecting the acquisition of Weida PRC by SCL to reflect that upon acquisition:

(i)                                     SCL will provide a cash capital contribution to Weida PRC of  $805,153;

(ii)                                  SCL will make a cash payment of $15,000,000 due to the existing shareholders of Weida PRC;

(iii)                               SCL will transfer to existing shareholders of Weida PRC 16,296,296 shares of the Registrant’s common stock valued at $0.1230 per share (an amount based on $1.09 per share, the average closing price of the Registrant’s common stock two days prior to and two days after May 20, 2003, the date the proposed share exchange was announced, which share price was adjusted

                                                (1) first, for the proposed 1-for-4 reverse split of the Registrant’s common stock prior to the share exchange, and (2) second, for the issuance of approximately 86.1 million additional shares which were issued in the exchange and are assumed to be issued to the Weida PRC shareholders, consisting of approximately 69.8 million shares issued to SCL shareholders, and approximately 16.3 million shares assumed to be issued to the Weida PRC shareholders), or $2,004,718 in the aggregate. The determination of the share price used in recording the transaction is for accounting purposes only. It is not indicative of the price the Registrant’s shares will trade for immediately before or after the consummation of the merger, nor is it the value ($6.25) used for determining the fixed amount of shares to be issued in the acquisition of Weida PRC by SCL or the value of the Registrant’s shares to be received by shareholders of SCL in connection with the merger;

(iv)                              Weida PRC’s equity accounts will be eliminated;

(v)                                 deferred acquisition costs will be reclassified to goodwill; and

(vi)                              a minority interest in (receivable from) Weida PRC will be eliminated.

(b)                                 Elimination of the Registrant’s deficit at acquisition.

The foregoing adjustments, including, without limitation, the allocation of purchase price to goodwill, are subject to change pending a final analysis of the fair values of the assets acquired and liabilities assumed by SCL. The impact of any such changes on future results of operations and reported assets and liabilities could be material.

3.                                       Additional Equity

SCL is in the process of raising additional equity, in connection with the acquisition of Weida PRC, to satisfy the $15,000,000 due to Weida PRC’s shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K/A to be signed on its behalf by the undersigned hereunto duly authorized.

WEIDA COMMUNICATIONS, INC.
(Registrant)

	By:	/s/ Mitchell Sepaniak
Mitchell Sepaniak
President and Chief Executive Officer

Dated: August 9, 2004